Exhibit 99.1

THE HOME DEPOT ANNOUNCES SECOND QUARTER RESULTS; UPDATES FISCAL YEAR 2009 GUIDANCE

ATLANTA, August 18, 2009 — The Home Depot®, the world’s largest home improvement retailer, today reported second quarter of fiscal 2009 net earnings of $1.1 billion, or $0.66 per diluted share, compared with net earnings of $1.2 billion, or $0.71 per diluted share, in the same period in fiscal 2008.

Second quarter of 2009 results reflect a net impact to operating profit of $20 million related to the closing of the Company’s EXPO businesses, previously announced on January 26, 2009. Excluding this impact, adjusted earnings per share were $0.67 for the quarter.

The Company’s fiscal 2009 second quarter net earnings reflect a tax benefit of approximately $50 million arising from a favorable foreign tax settlement. The tax benefit positively impacted earnings per share by approximately 3 cents.

Sales for the second quarter totaled $19.1 billion, a 9.1 percent decrease from the second quarter of fiscal 2008. Comparable store sales for the second quarter were negative 8.5 percent, and comp sales for U.S. stores were negative 6.9 percent.

“Concerns about the housing market, rising unemployment and softness in the overall economy continue to pressure consumers,” said Frank Blake, chairman & CEO. “Our business performed well in a down market, we captured market share and drove operating productivity. The combination made for a solid quarter relative to our plan.

“I want to thank our associates for their hard work in an incredibly tough environment. Their passion and focus on customer service are our strongest competitive advantage.”

Updated Fiscal 2009 EPS Guidance

The Company confirmed that it believes that fiscal 2009 sales will be down approximately 9 percent from fiscal 2008. Based on its year-to-date performance, the Company lifted its fiscal 2009 EPS guidance and now expects earnings per share from continuing operations to be flat to up 7 percent from last year. On an adjusted basis, the Company now expects earnings per share from continuing operations to decline by 15 to 20 percent.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com in the Investor Relations section.

At the end of the second quarter, the Company operated a total of 2,240 retail stores, which included 1,974 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico, the territory of the U.S. Virgin Islands and the territory of Guam), 178 stores in Canada, 77 stores in Mexico and 11 stores in China. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

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To provide clarity, internally and externally, about the Company’s operating performance for the recently completed fiscal quarter, the Company supplemented its reporting of net earnings and earnings per share with non-GAAP measurements to reflect the impact of the store rationalization charge, business rationalization charges, and related restructuring charges. The Company believes that these non-GAAP measurements better enable management and investors to understand and analyze the Company’s performance by providing them with meaningful information relevant to events of unusual nature or frequency. However, this supplemental information should not be considered in isolation or as a substitute for the GAAP measurements. A reconciliation of the non-GAAP measurements to the corresponding GAAP measurements can be found in the attached schedule.

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, store openings and closures, state of the economy, state of residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, commodity price inflation and deflation, implementation of store initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of the Company’s purchasing or customer credit policies, the effect of accounting charges, the planned recapitalization of the Company, timing of the completion of such recapitalization, the ability to issue debt on terms and at rates acceptable to us and financial outlook. Such forward-looking statements are based on currently available information and current assumptions, expectations and projections about future events. You are cautioned not to place undue reliance on our forward-looking statements. Such statements are not guarantees of future performance and are subject to future events, risks and uncertainties — many of which are beyond our control or are currently unknown to us — as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Such risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 1, 2009, and in Part II, Item 1A, “Risk Factors” and elsewhere in our Quarterly Report or Form 10-Q for the fiscal quarter ended May 3, 2009.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update such statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:

Financial Community	News Media
Diane Dayhoff	Paula Drake
Vice President of Investor Relations	Sr. Manager, Corporate Communications
770-384-2666	770-384-3439
diane_dayhoff@homedepot.com	paula_drake@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND SIX MONTHS ENDED AUGUST 2, 2009 AND AUGUST 3, 2008

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase (Decrease)	Six Months Ended		% Increase (Decrease)
	8-2-09	8-3-08		8-2-09	8-3-08
NET SALES	$19,071	$20,990	(9.1)%	$35,246	$38,897	(9.4)%
Cost of Sales	12,683	14,026	(9.6)	23,408	25,861	(9.5)

GROSS PROFIT	6,388	6,964	(8.3)	11,838	13,036	(9.2)

Operating Expenses:
Selling, General and Administrative	4,121	4,470	(7.8)	8,163	9,370	(12.9)
Depreciation and Amortization	434	452	(4.0)	862	896	(3.8)

Total Operating Expenses	4,555	4,922	(7.5)	9,025	10,266	(12.1)

OPERATING INCOME	1,833	2,042	(10.2)	2,813	2,770	1.6

Interest (Income) Expense:
Interest and Investment Income	(6)	(4)	50.0	(11)	(7)	57.1
Interest Expense	167	161	3.7	347	328	5.8

Interest, net	161	157	2.5	336	321	4.7

EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,672	1,885	(11.3)	2,477	2,449	1.1

Provision for Income Taxes	556	683	(18.6)	847	891	(4.9)

NET EARNINGS	$1,116	$1,202	(7.2)%	$1,630	$1,558	4.6%

Weighted Average Common Shares	1,683	1,680	0.2%	1,684	1,680	0.2%
BASIC EARNINGS PER SHARE	$0.66	$0.72	(8.3)	$0.97	$0.93	4.3

Diluted Weighted Average Common Shares	1,691	1,685	0.4%	1,690	1,684	0.4%
DILUTED EARNINGS PER SHARE	$0.66	$0.71	(7.0)	$0.96	$0.93	3.2

	Three Months Ended		% Increase (Decrease)	Six Months Ended		% Increase (Decrease)
SELECTED HIGHLIGHTS	8-2-09	8-3-08		8-2-09	8-3-08
Number of Customer Transactions	362	361	0.3%	672	675	(0.4)%
Average Ticket (actual)	$52.25	$57.58	(9.3)	$52.45	$57.48	(8.8)
Weighted Average Weekly Sales per Operating Store (in thousands)	$650	$707	(8.1)	$600	$662	(9.4)
Square Footage at End of Period	235	237	(0.8)	235	237	(0.8)
Capital Expenditures	$181	$511	(64.6)	$353	$960	(63.2)
Depreciation and Amortization (1)	$458	$482	(5.0)%	$911	$956	(4.7)%

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF AUGUST 2, 2009, AUGUST 3, 2008 AND FEBRUARY 1, 2009

(Amounts in Millions)

	8-2-09	8-3-08	2-1-09
	(Unaudited)	(Unaudited)	(Audited)

ASSETS
Cash and Short-Term Investments	$3,113	$1,062	$525
Receivables, net	1,225	1,506	972
Merchandise Inventories	10,797	11,864	10,673
Other Current Assets	1,428	1,402	1,192

Total Current Assets	16,563	15,834	13,362

Property and Equipment, net	25,851	27,077	26,234
Goodwill	1,168	1,218	1,134
Other Assets	416	970	434

TOTAL ASSETS	$43,998	$45,099	$41,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$6,018	$7,122	$4,822
Accrued Salaries and Related Expenses	1,159	1,062	1,129
Current Installments of Long-Term Debt	1,769	300	1,767
Other Current Liabilities	3,617	4,153	3,435

Total Current Liabilities	12,563	12,637	11,153

Long-Term Debt	9,661	11,366	9,667
Other Long-Term Liabilities	2,605	2,447	2,567

Total Liabilities	24,829	26,450	23,387

Total Stockholders’ Equity	19,169	18,649	17,777

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$43,998	$45,099	$41,164

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)

FOR THE THREE MONTHS AND SIX MONTHS ENDED AUGUST 2, 2009 AND AUGUST 3, 2008

(Unaudited)

(Amounts in Millions Except Per Share Data)

	Three Months Ended 8-2-09			Six Months Ended 8-2-09
	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)

Net Sales	$19,071	$—	$19,071	$35,246	$221	$35,025
Gross Profit	6,388	(1)	6,389	11,838	28	11,810
Total Operating Expenses	4,555	19	4,536	9,025	165	8,860
Operating Income	1,833	(20)	1,853	2,813	(137)	2,950
Net Earnings	$1,116	$(11)	$1,127	$1,630	$(84)	$1,714

Diluted Earnings Per Share	$0.66	$(0.01)	$0.67	$0.96	$(0.05)	$1.01

	Three Months Ended 8-3-08			Six Months Ended 8-3-08
	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)	Actuals	Adjustments(1)	As Adjusted (Non-GAAP)

Net Sales	$20,990	$—	$20,990	$38,897	$—	$38,897
Gross Profit	6,964	—	6,964	13,036	(10)	13,046
Total Operating Expenses	4,922	18	4,904	10,266	551	9,715
Operating Income	2,042	(18)	2,060	2,770	(561)	3,331
Net Earnings	$1,202	$(10)	$1,212	$1,558	$(351)	$1,909

Diluted Earnings Per Share	$0.71	$(0.01)	$0.72	$0.93	$(0.21)	$1.13

Note:     Diluted Earnings Per Share may not foot due to rounding.

(1)	Adjustments are comprised of store rationalization charges related to the closing of 15 stores and the removal of 50 stores from our future growth pipeline, business rationalization charges related to the exit of EXPO, THD Design Center, Yardbirds and HD Bath businesses, as well as net sales, gross profit and operating expenses of those exited businesses during the period from closing announcement to actual closing, and charges related to restructuring of support functions.